Exhibit 99.1

M  A  C  K  —  C  A  L  I    R  E  A  L  T  Y    C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Mack-Cali Announces Senior Management Changes

Michael J. DeMarco to Become Chief Executive Officer

Jersey City, New Jersey— April 5, 2017 — Mack-Cali Realty Corporation (NYSE: CLI) today announced that president Michael J. DeMarco will assume the title of chief executive officer of the Company and  Mitchell Rudin will become vice chairman effective immediately. Marshall Tycher will continue as chairman of Roseland Residential Trust, Mack-Cali’s residential subsidiary.

Mr. DeMarco, chief executive officer stated, “Given the strong success of Mack-Cali over the last two years under our leadership, the Company is well positioned to continue its strategic evolution.  At this point in the process, in partnership with our board of directors, it was determined that I would assume the day to day leadership of the business and become chief executive officer and Mitch, my partner, would move to the newly created position of vice chairman, to continue his valuable role in the transformation of the Company.  As we move ahead, Marshall, Mitch, and I are extremely enthused by the success of our transformation thus far and by the opportunities to continue to grow our dual, office and multi-family platform focused on the Hudson River Waterfront and transit-based markets. We couldn’t be more confident in the direction of the Company, our revitalized culture, and our improving operations and balance sheet.”

Mr. DeMarco is a veteran real estate investment professional with more than 30 years of industry experience. He joined Mack-Cali in 2015 as the president and chief operating officer. Prior to joining the Company, Mr. DeMarco held various leadership roles with several prominent real estate industry enterprises including Vornado Realty Trust, Fortress Investments, and Lehman Brothers Real Estate Investment Banking Group.

About Mack-Cali Realty Corporation

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, and other tenant-related services for its two-platform operations of waterfront and transit-based office and luxury multi-family assets. Mack-Cali provides its tenants and residents with the most innovative communities that empower them to re-imagine the way they work and live.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multi-family residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Contacts:	Michael J. DeMarco Mack-Cali Realty Corporation Chief Executive Officer (732) 590-1589 mdemarco@mack-cali.com	Anthony Krug Mack-Cali Realty Corporation Chief Financial Officer (732) 590-1030 tkrug@mack-cali.com	Deidre Crockett Mack-Cali Realty Corporation Director of Investor Relations (732) 590-1025 dcrockett@mack-cali.com

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